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                                                                    Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the LifeRate Systems, Inc. Employee Stock Purchase Plan of our report dated March 22, 1996, with respect to the financial statements of LifeRate Systems, Inc. included in its Annual Report (Form 10-KSB/A) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                              Ernst & Young

Minneapolis, Minnesota
June 21, 1996